UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 21, 2018

PATTERN ENERGY GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36087	90-0893251
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

Pier 1, Bay 3
San Francisco, CA 94111
(Address and zip code of principal executive offices)
(415) 283-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Emerging growth company ☐
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Item 1.01 Entry into a Material Definitive Agreement.
Pattern Energy Group Inc. (the “Company”) previously in June 2017 entered into an Amended and Restated Purchase Rights Agreement (the “A&R 1.0 PRA”) by and among Pattern Energy Group LP (“Pattern Development 1.0”), the Company, Pattern Energy Group Holdings LP, and Pattern Energy Group Holdings GP LLC pursuant to which (among other things) Pattern Development 1.0 had agreed to offer the Company a right of first offer with respect to power projects that it decides to sell.
In addition, the Company previously in June 2017 entered into a Joint Venture Agreement (the “Joint Venture Agreement”) with the Public Sector Pension Investment Board (“PSP Investments”) pursuant to which (among other things) PSP Investments has the right to co-invest alongside the Company in energy projects over which the Company has a right of first offer pursuant to the Company’s rights under the A&R 1.0 PRA.
The Company has waived its right of first offer (“ROFO”) under the A&R 1.0 PRA with respect to the Conejo Solar project, a solar project located in the Antofagasta region of northern Chile in which Pattern Development 1.0 has an owned interest of approximately 104 MW (“Conejo Solar”), in connection with the sale of such project pursuant to a joint marketing process that was undertaken with the Company’s sale of its El Arrayan Wind project, a project also located in Chile in which the Company has an owned interest of approximately 81 MW. See Item 8.01 below.
PSP Investments has also provided the Company a waiver of PSP Investments’ co-investment rights for Conejo Solar under the Joint Venture Agreement.
Item 7.01 Regulation FD Disclosure.
On May 24, 2018, the Company issued a press release relating to the matters discussed herein under Item 1.01 and Item 8.01. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.
Item 8.01 Other Events.
El Arrayan Stock Purchase Agreement
On May 21, 2018, Pattern Finance Chile LLC (“Pattern Finance LLC”) and Pattern Chile Holdings LLC (“Pattern Holdings LLC,” and together with Pattern Finance Chile, the “Sellers”), both indirect wholly owned subsidiaries of the Company, entered into a Stock Purchase Agreement (the “El Arrayan SPA”) with Arroyo Energy Compania de Energias Renovables Limitada, a Chilean Sociedad de Responsabilidad Limitada (the “Buyer”).
Pattern Finance LLC owns 100% of the capital stock of Pattern Finance Chile SpA, a Chilean sociedad por acciones (“Pattern Finance SpA”), and Pattern Holdings LLC owns 100% of the capital stock of Pattern Chile Holdings SpA, a Chilean sociedad por acciones (“Pattern Holdings SpA”). The 100% of the capital stock of Pattern Finance SpA and 100% of the capital stock of Pattern Holdings SpA are referred to together as the “Chile Company Shares.”
Upon the terms and subject to the conditions set forth in the El Arrayan SPA, the Buyer will purchase at the closing from the Sellers the Chile Company Shares and Seller will receive cash consideration of $67 million, subject to adjustments. Pattern Finance SpA owns approximately 70.75% of the capital stock of Parque Eolico El Arrayan SPA, a Chilean sociedad por aciones, which operates El Arrayan Wind, (a wind electric generation facility located approximately 400 kilometers north of Santiago on the coast of Chile in which the Company has an owned interest of approximately 81 MW) and also owns a company which holds assets and rights relating to ownership and operation of an extension of the trunk transmission system in Chile.

Buyer’s and Sellers’ obligations to consummate the transactions contemplated by the El Arrayan SPA are subject to the satisfaction or waiver of various customary conditions, including, among others, (1) no order, law, or proceeding that would reasonably be expected to result in an order restraining, enjoining, or prohibiting or making illegal the transactions contemplated, (2) all necessary approvals obtained and in full force and effect, including any necessary regulatory approvals related to regulatory filings, and (3) subject to certain exceptions, the accuracy of the representations of the other party set forth in the El Arrayan SPA. In addition, the obligations are conditioned on the closing of Buyer’s purchase of the Conejo Solar facility from Pattern Development 1.0 which was marketed concurrently with the marketing for sale of El Arrayan Wind. Certain limited guarantees are being provided by both the Company and Arroyo Energy Investors Fund II, L.P., a Delaware limited partnership.
The El Arrayan SPA provides for certain limited rights to terminate the El Arrayan SPA, including if the transactions contemplated by the El Arrayan SPA have not been consummated by September 18, 2018 subject to limited postponement.
The El Arrayan SPA includes customary representations by Buyer and Sellers, including as to due authorization, non-contravention, compliance with laws, enforceability, ownership and title, no legal proceedings or adverse claims, and certain tax matters. The El Arrayan SPA provides for customary indemnification by Buyer and Sellers, as applicable, for breaches of representations or covenants, which indemnification is subject to customary limitations including, among other things, a cap and time limits.
Because the marketing for the sale of El Arrayán Wind was conducted concurrently with the marketing for the sale of Conejo Solar, the Conflicts Committee of the Board of Directors of the Company (which is comprised entirely of independent directors) reviewed and considered the El Arrayán Wind transaction in accordance with the Company’s conflict of interest policies, including with respect to the relative purchase price of El Arrayán Wind and Conejo Solar and the waiver of the Company’s ROFO over Conejo Solar. The Board of Directors of the Company approved the El Arrayán SPA described in this Item 8.01 and the waiver of the ROFO rights described in Item 1.01 above.
As a result of the transactions contemplated by the El Arrayan SPA, the Company expects to recognize an impairment charge in the second quarter of 2018 in the range of $1.0 million to $4.0 million, subject to certain closing adjustments, unrealized gains and loss on interest rate derivatives and final transaction costs.
Item 9.01. Financial Statements and Exhibits.
d. Exhibits

Exhibit Number	Description
10.1	Waiver Agreement dated as of May 21, 2018 entered into by Pattern Energy Group LP and the Company.
10.2	Consent and Waiver Agreement dated as of May 21, 2018 entered into by Public Sector Pension Investment Board and the Company.
99.1	Press release issued by the Company, dated May 24, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Pattern Energy Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 25, 2018

PATTERN ENERGY GROUP INC.

By:	/s/ Kim H. Liou
Name: Kim H. Liou
Title: Secretary